EXHIBIT J


                              McGLADREY & PULLEN L.L.P.
                   Certified Public Accountants & Consultants




                        CONSENT OF INDEPENDENT AUDITORS




We hereby consent to the use of our report dated October 21, 1997, on the statement of assets and liabilities of Virginia Daily Municipal Income Fund, Inc. referred to therein, which is incorporated by reference, in Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A File No. 33-90538, as filed with the Securities and Exchange Commission.

We also  consent to the  reference to our Firm in the  Statement  of  Additional
Information   under  the  captions   "Counsel  and  Auditors"   and   "Financial
Statements."




                                             /s/McGLADREY & PULLEN, LLP
                                                McGladrey & Pullen, LLP




New York, New York
November 30, 1998